UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2007

National Home Health Care Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-12927	22-2981141
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

700 White Plains Road, Suite 275, Scarsdale, New York	10583
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 722-9000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.        Other Events.

        On January 29, 2007 National Home Health Care Corp. (the “Company”) was served with a complaint in a lawsuit filed in the Delaware Court of Chancery against the Company and its directors. The complaint, which purports to have been brought on behalf of the Company’s stockholders, alleges, among other things, that the directors of the Company breached their fiduciary duties to the Company’s stockholders by approving the terms of the proposed merger of the Company with an affiliate of Angelo Gordon & Co. (the “Merger”). The complaint seeks a preliminary and permanent injunction with respect to the Merger, and in the event the Merger is consummated, the complaint seeks rescission of the Merger. Plaintiff’s motion for a preliminary injunction is presently scheduled to be heard on March 29, 2007. The Company and its directors intend to vigorously defend the allegations set forth in the complaint.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL HOME HEALTH CARE CORP.
Dated: January 31, 2007	/s/ Robert P. Heller
Name: Robert P. Heller Title: Chief Financial Officer